UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW MEXICO

In re: Bright Green Corporation,
a Delaware Corporation,
EIN: 83-4600841,

Debtor.

No. 25-10195-t11

DEBTOR'S PLAN OF REORGANIZATION
March 17, 2025

ARTICLE I
SUMMARY

This Plan of Reorganization (the "Plan") under Chapter 11 of the Bankruptcy Code (the "Code") proposes to pay allowed pre-petition claims of unsecured creditors of Bright Green Corporation through a combination of cash payments and stock distributions under a loan agreement with the Debtor's Chief Executive Officer, Lynn Stockwell ("Ms. Stockwell"). The Plan refers to this loan agreement as an "Exit Facility Loan Agreement," or simply "Exit Facility," because it enables the Debtor's reorganization and emergence, or exit, from bankruptcy. In addition to being the lender under the Exit Facility Loan Agreement, Ms. Stockwell is a pre-petition secured lender of the Debtor and the single largest shareholder of the Debtor. The Exit Facility Loan Agreement is part of a Restructuring Support Agreement between the Bright Green Corporation and Ms. Stockwell, approval of which is a central feature of this Plan. This Plan refers to Bright Green Corporation as "BGC" when referring to pre-petition events; otherwise, Bright Green Corporation is referred to as the "Debtor."

This Plan provides for 6 classes: 1 class of secured claims, 3 classes of unsecured claims, 1 class of equity security holders, and 1 class of warrant holders. If their claims are allowed in the amounts scheduled, all classes of unsecured creditors (non-insiders, insiders, and John Fikany) will receive distributions equal in value to their claims. Eighty percent (80%) of the value given to unsecured creditors will be in the form of new equity interests in Drugs Made In America Acquisition Corp. I; twenty percent (20%) will be in the form of cash distributions made under the Exit Facility. This Plan also provides for the payment of administrative and priority claims in full.

Equity Holders, numbering about 1,300, are deemed unimpaired and are not being solicited in this Plan. While this Plan calls for a cancellation of current common equity interests, holders of such will receive the same proportionate share of new common equity interests as they had in BGC prior to the commencement of this case.

All creditors and equity security holders should refer to Articles III through VI of this Plan for information regarding the precise treatment of their claim. A disclosure statement that provides more detailed information regarding this Plan and the rights of creditors and equity security holders is being circulated with this Plan. **Your rights may be affected. You should read these**

papers carefully and discuss them with your attorney, if you have one. (If you do not have an attorney, you may wish to consult one.)

ARTICLE II
THE RESTRUCTURING SUPPORT AGREEMENT

2.1 Background
Ms. Stockwell and BGC entered into a Restructuring Support Agreement (the "Initial Agreement") on February 2, 2025. The Initial Agreement was subsequently amended by restating the entire agreement. The most recent amendment and restatement is dated February 24, 2025 and is titled "Amended and Restated Restructuring Support Agreement" (hereafter, "RSA"). The RSA is subject to the approval of the United States Bankruptcy Court for the District of New Mexico (the "Bankruptcy Court"). The RSA is attached hereto as Exhibit A-1 and is incorporated into the Plan. The Plan seeks approval of the RSA with minor limitations set forth below. Approval of this Plan will constitute approval of the RSA (subject to the limitations described below).

2.2 RSA provisions relating to plan.
The RSA provides that Ms. Stockwell will participate in a "Restructuring Transaction" with the Debtor. The Restructuring Transaction is to be effected by and carried out through a plan of reorganization within a Chapter 11 bankruptcy for the Debtor. The RSA calls for the plan to contain the following provisions (bold bracketed numbers—**[1]**, **[2]**, etc.—are notes that are not in the RSA, but which are provided in this Plan as explanations and, in some cases, non-substantive limitations of the RSA):

A. Holders of allowed administrative claims, including allowed professional fee claims, against the Debtor shall be paid in full on the Effective Date **[1]**, or whenever the administrative claim becomes allowed, whichever is later. Payments to holders of allowed administrative claims shall be paid from the Exit Facility.
B. The Plan shall provide that Ms. Stockwell's pre-petition claim against the Debtor is allowed. The balance of Ms. Stockwell's pre-petition claim shall be rolled into the Exit Facility on the Effective Date and its repayment shall be secured pursuant to the terms of the Exit Facility Loan Agreement.
C. The Exit Facility shall include a commitment to lend of up to $6,500,000. **[2]**
D. The Plan shall provide that the Allowed DIP Facility Claim **[3]** shall be rolled into the Exit Facility on the Effective Date and its repayment shall be secured pursuant to the terms of the Exit Facility Loan Agreement.
E. The Plan shall estimate the unsecured claim of John Fikany at $1,500,000 and the Debtor shall file a motion to estimate his claim for voting purposes at $1,500,000. **[4]**
F. Holders of Allowed General Unsecured Claims **[5]** against the Debtor shall receive 100% payment **[6]** through distributions on the Effective Date of the Plan, or whenever the general unsecured claim becomes allowed, whichever is later, equal to (1) 20% of the value of the allowed general unsecured claim in cash, plus (2) 80% of the value of the Allowed General Unsecured Claim in the form of equity interests in Drugs Made In America Acquisition Corp. I. **[7]**
G. The 20% cash payments to holders of Allowed General Unsecured Claims shall be funded by

a secured loan that the Debtor will obtain post-petition. To provide collateral for this loan, the Debtor will mortgage its real property in Grants, New Mexico. The balance of this loan will not **[8]** be rolled into the Exit Facility Loan Agreement with Ms. Stockwell.

H. The value of the shares of stock in Drugs Made In America Acquisition Corp. I shall be supported by a valuation analysis completed by an expert retained by the Debtor and acceptable to Stockwell. **[9] [10]**

I. Prior to the Petition Date **[11]**, BGC shall solicit votes on the Plan from holders of General Unsecured Claims in accordance with sections 1125(g) and 1126(b) of the Bankruptcy Code. BGC must obtain votes accepting the Plan from two-thirds of holders of General Unsecured Creditors and that represent half of the amount of the total General Unsecured Claim pool.

J. The plan shall estimate the General Unsecured Claim of John Fikany and the Debtor shall file a motion seeking to estimate the claim for confirmation purposes pursuant to section 502(c) of the Bankruptcy Code.

K. The Debtor's Common Equity Interests **[12]** shall be cancelled, and Holders of Common Equity Interests shall receive the same number **[13]** of New Common Equity Interests as such Holder held prior to the Chapter 11 Case. While Holders of Common Equity Interests will receive the same number of shares of New Common Equity Interests as they held prior to the Chapter 11 Case, the total number of shares of New Common Equity Interests will remain the same. **[14]** Holders of Common Equity Interests will be deemed unimpaired and be deemed to accept the Plan and their acceptance shall not be solicited.

L. The Warrants shall be cancelled and Holders of Warrants shall receive no distribution under the Plan.

2.3 Notes relating to RSA plan requirements:

[1] Rather than requiring distributions on the Effective Date itself, this Plan allows the Debtor ten (10) days from the Effective Date to make distributions.

[2] The Plan proposes to increase the maximum line of credit available under the Exit Facility to $9,000,000.

[3] The RSA contemplates the possibility that the Debtor will need financing during the pendency of its Chapter 11 case. The "DIP Facility Claim" is the amount of debt incurred by the Debtor with Ms. Stockwell post-petition and pre-confirmation.

[4] This Plan increases this amount to $1,700,000. Although Mr. Fikany's claim is scheduled at $1,500,000, further review of his counterclaim shows $1,700,000 as the specific amount of damages sought by Mr. Fikany against BGC. (Other sources of claimed damages in Mr. Fikany's counterclaim are indeterminate.)

[5] The RSA uses the term "Allowed General Unsecured Claims" to refer to unsecured pre-petition claims of both non-insiders and insiders that are allowed under the Bankruptcy Code.

[6] While the RSA calls for 100% payment to Allowed General Unsecured Claims, this Plan caps the total available payments. As detailed below, the maximum Exit Facility Note amount is $9,000,000. While this is sufficient to pay all claims against the Debtor as scheduled, it may be insufficient to pay all claims at 100% if claims are allowed in higher amounts than scheduled. As described hereinbelow, the borrowing cap may trigger a pro rata distribution to general unsecured creditors if unsecured claims are allowed in amounts greater than the amounts allocated to pay them under the Exit Facility.

[7] Ms. Stockwell owns or controls a sufficient quantity of stock in Drugs Made In

America Acquisition Corp. I to transfer the requisite quantity of stocks to holders of Allowed General Unsecured Claims under the Exit Facility.

[8] The RSA provides that the secured loan funding the 20% cash payments will *not* be rolled into the Exit Facility. This Plan provides the opposite. As detailed herein, Ms. Stockwell will fund the 20% cash payments to the holders of Allowed General Unsecured Claims through a loan that will be rolled into the Exit Facility.

[9] The RSA does not specify whether Ms. Stockwell will take additional security for the value she furnishes in the form of DMAA stock. The Plan, however, provides that the value of the DMAA stock provided by Ms. Stockwell will be rolled into the Exit Facility, and the entire Exit Facility will be secured by a mortgage on the Debtor's Grants, NM Property and business assets.

[10] As specified in section 2.5 ("Limitations on approval of the RSA"), below, the Plan provides a simpler and more efficient way of valuing DMAA stock than an expert-prepared valuation.

[11] Although the RSA was entered into after the Petition Date, this provision was carried over from prior versions of the RSA. As discussed in the Disclosure Statement, BGC complied with this provision prior to filing for bankruptcy.

[12] As of the Filing Date, the Debtor had only one class of stock, and this remains true as of the date of filing this Plan.

[13] The RSA may not be internally consistent on the matter of whether Debtor's shareholders shall receive the same number of stocks in the reorganized Debtor that they had in the Debtor. While the RSA calls for the Plan to provide that stockholders "shall receive the same *number* of New Common Equity Interests as such Holder held prior to the Chapter 11 Case," it also calls for a reverse stock split upon reorganization, such that 1 share will replace 50 shares. The Plan calls for issuance of shares in the reorganized Debtor in the same *proportion* as the shareholders' pre-petition ownership. Debtor may choose to effect the 50-to-1 reverse split at the time it issues shares in the Reorganized Debtor.

[14] The RSA's provision that the total number of shares in the reorganized Debtor will be the same as those in the pre-petition Debtor may be incompatible with the reverse-split. As described herein, this Plan seeks approval of the RSA subject to the qualification that the total number of shares may be reduced in the reverse-split.

2.4 Other RSA Provisions, Fiduciary Out

Aside from outlining BGC's then-forthcoming plan, the RSA specifies the obligations of both BGC and Ms. Stockwell to support the plan. It also defines certain "Termination Events," under which BGC's and Ms. Stockwell's obligations under the RSA will be terminated. Although the RSA generally prohibits BGC from seeking alternative financing arrangements other than the Exit Facility, it allows BGC's management to consider and decide upon unsolicited alternatives consistent with their fiduciary duties. This provision is referred to as the "Fiduciary Out."

2.5 Limitations on approval of the RSA

This Plan seeks approval of the RSA subject to the following limitations, clarifications, and corrections (collectively, the "Limitations"):

A. The RSA defines "Bankruptcy Court" as the United States Bankruptcy Court for the Southern District of Florida. This Plan seeks to modify this definition such that

"Bankruptcy Court," as used in the RSA, will mean the United States Bankruptcy Court for the District of New Mexico.

B. As noted in section 2.3, above, the maximum lending commitment under the Exit Facility will be $9,000,000, not $6,500,000.
C. As noted in section 2.3, above, the RSA provides that the secured loan funding the 20% cash payments will *not* be rolled into the Exit Facility. This Plan provides the opposite. Ms. Stockwell will fund the 20% cash payments to the holders of Allowed General Unsecured Claims through a loan that will be rolled into the Exit Facility.
D. The RSA calls for Mr. Fikany's claim to be estimated at $1,500,000. This Plan, in contrast, increases available credit allocated to pay his claim to $1,700,000, and a motion to estimate his claim would be increased accordingly.
E. This Plan's capping the total amount paid to Allowed General Unsecured Claim holders under the Exit Facility (see section 5.1, below) functions as a limitation on the RSA's call for 100% payment to unsecured creditors.
F. The value of DMAA stock provided by Ms. Stockwell shall be rolled into the Exit Facility, and the entire Exit Facility Note shall be secured by a mortgage on Debtor's Grants, NM Property and Business Assets.
G. The value of DMAA stock, for purposes of determining the entitlement of DMAA shares by Debtor's general unsecured creditors, shall be the lower of (1) the average trading price in the fourteen-day period immediately prior to the hearing on the confirmation of this Plan, or (2) the average in the fourteen-day period immediately prior to the Effective Date.
H. While the RSA calls for the Plan to provide that stockholders "shall receive the same *number* of New Common Equity Interests as such Holder held prior to the Chapter 11 Case," the Reorganized Debtor may issue the same *proportional* amount of equity interests to shareholders as they had pre-petition. The Reorganized Debtor may effect a 50-to-1 reverse stock split at the time of issuance of the new shares.
I. Any other provision of this Plan that contradicts or is incompatible with the RSA is deemed to limit the degree to which this Plan seeks approval of the RSA.

2.6 Request for RSA approval
This Plan explicitly seeks approval of the RSA, subject to the Limitations.

ARTICLE III
CLASSIFICATION OF CLAIMS AND INTERESTS

3.1
Class 1. The claim of Lynn Stockwell in the amount of $840,315, secured by a mortgage on Debtor's real property in Grants, NM.

3.2
Class 2. All non-insider unsecured claims allowed under § 502 of the Code.

3.3
Class 3. All insider unsecured claims allowed under § 502 of the Code.

3.4
Class 4. Disputed claim of John Fikany, to the extent allowed under § 502 of the Code.

3.5
Class 5. Equity interests of the Debtor's shareholders.

3.6
Class 6. Warrant holders

Under § 1123(a)(1) of the Code, administrative expense claims and priority tax claims are not in classes.

ARTICLE IV
TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS, U.S. TRUSTEE'S FEES, AND PRIORITY TAX CLAIMS

4.1
Unclassified Claims. Under § 1123(a)(1), administrative expense claims and priority tax claims are not in classes.

4.2
Administrative Expense Claims. Each holder of an administrative expense claim allowed under § 503 of the Code will be paid in full on the Effective Date of this Plan (as defined in Article VIII), or the date such claim is allowed, whichever is later. Payments shall be in cash or upon such other terms as may be agreed upon by the holder of the claim and the Debtor.

4.3
Priority Tax Claims. Each holder of a priority tax claim will be paid within five years of the Petition Date at the statutory interest rate from the Effective Date, as required by 11 U.S.C. § 1129(a)(9)(C).

4.4
United States Trustee Fees. All fees required to be paid by 28 U.S.C. §1930(a)(6) (U.S. Trustee Fees) will accrue and be timely paid until the case is closed, dismissed, or converted to another chapter of the Code. Any U.S. Trustee Fees owed on or before the Effective Date of this Plan will be paid on the Effective Date.

ARTICLE V
TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

5.1 Claims and interests shall be treated as follows under this Plan:

Class	Impairment	Treatment
Class 1 – Allowed Secured Claim of	Impaired	Retains lien. Claim is Allowed in the amount of $840,315. The balance of the Allowed Claim shall be rolled into to the Exit Facility on the Effective Date and its repayment shall be governed by the

Lynn Stockwell		terms of the Exit Facility Loan Agreement. The Exit Facility Loan Agreement will also provide for an equity conversion up to $4 million of the outstanding principal and interest balance on the Exit Facility Note into new Series A Preferred Stock, par value $0.0001 (the "Series A Preferred Stock") at a conversion price of $0.40 per share.
Class 2 – Allowed Non-Insider General Unsecured Claims (no dispute as to non-insider status)	Impaired	Holders of Allowed Non-Insider General Unsecured Claims against the Debtor shall receive pro rata distributions of $4,901,891.14 (the "Class 2 Primary Fund"), up to the total amount of their individual claims, within ten (10) days (a) of the Effective Date of the Plan or (b) whenever the General Unsecured Claim becomes allowed, whichever is later. Twenty percent (20%) of the distributions from the Class 2 Primary Fund shall be in the form of cash; eighty percent (80%) of the value of distributions from the Class 2 Primary Fund shall be in the form of equity interests in Drugs Made In America Acquisition Corp I ("DMAA"). Both the cash distributions funded by Ms. Stockwell and the value of DMAA stock transferred by Ms. Stockwell shall be added to the outstanding balance of the Exit Facility Note. DMAA stock will be transferred to the Class 2 claimants via a Share Transfer Agreement in a form sufficient to transfer ownership of DMAA shares of stock to the recipient. Residual Fund funding contingency: If the Class 2 Claims are allowed in an amount *less than* the Class 2 Primary Fund, the difference between the Class 2 Primary Fund and the total allowed Class 2 claims shall be deemed to form all or part of a reservoir for additional payments under the Exit Facility, hereinafter referred to as the "Residual Fund." (As described below, the Residual Fund shall consist of the unused portions of the Class 2 Primary Fund, the Class 3 Primary Fund, and the Class 4 Primary Fund.) Although termed a "fund" for simplicity, the Residual Fund is not a corpus of value owned by the Debtor. Rather, it is an unused portion of the Exit Facility Loan Agreement that the Debtor is committing to use in specified ways in this Plan. Residual Fund payment contingency: If the Class 2 Claims are allowed in an amount *greater than* the Class 2 Primary Fund, then the Residual Fund shall first be used to pay unpaid Allowed Class 2 Claims pro rata, up to the unpaid portion of such claims. Like distributions from the Class 2 Primary Fund, distributions from the Residual Fund shall consist of 20% cash and 80% DMAA stock. Residual Fund payments to Class 2, if any, shall be made within ten days of (a) the Effective Date, or (b) final determination of the total value available for distribution under the Residual Fund,

		whichever is later.
Class 3 – Allowed Insider General Unsecured Claims (no dispute as to insider status)	Impaired	Holders of Allowed Insider General Unsecured Claims against the Debtor shall receive pro rata distributions of a$899,909 (the "Class 3 Primary Fund"), up to the total amount of their individual claims, within ten (10) days of (a) the Effective Date of the Plan or (b) whenever the General Unsecured Claim becomes allowed, whichever is later. Twenty percent (20%) of the distributions from the Class 3 Primary Fund shall be in the form of cash; eighty percent (80%) of the value of distributions from the Class 3 Primary Fund shall be in the form of equity interests in DMAA. Both the cash distributions funded by Ms. Stockwell and the value of DMAA stock transferred by Ms. Stockwell shall be added to the outstanding balance of the Exit Facility Note. DMAA stock will be transferred to the Class 3 claimants via a Share Transfer Agreement in a form sufficient to transfer ownership of DMAA shares of stock to the recipient. Residual Fund funding contingency: If the Class 3 Claims are allowed in an amount *less than* the Class 3 Primary Fund, the difference between the Class 3 Primary Fund and the total allowed Class 3 claims shall be deemed to form all or part of the Residual Fund. Residual Fund payment contingency: If the Class 3 Claims are allowed in an amount *greater than* the Class 3 Primary Fund, *and if allowed Class 2 claims have been in full*, then the Residual Fund shall be used to pay unpaid Allowed Class 3 Claims pro rata, up to the unpaid portion of such claims. Like distributions from the Class 3 Primary Fund, distributions from the Residual Fund shall consist of 20% cash and 80% DMAA stock. Residual Fund payments to Class 3, if any, shall be made within ten days of (a) the Effective Date, or (b) final determination of the total value available for distribution under the Residual Fund, whichever is later.
Class 4 – Allowed Claim of John Fikany (Disputed unsecured creditor with disputed former insider/ non-insider status and concurrent disputed ownership claim,	Impaired	The Holder of an allowed Class 4 Claim will receive a distribution in value of up to $1,700,000 (the "Class 4 Primary Fund"), or the amount of his adjudicated and liquidated claim, whichever is lesser, within ten (10) days of (a) the Effective Date of the Plan or (b) whenever the Class 4 claim is allowed by a final, appealable order, whichever is later. Twenty percent (20%) of the distributions from the Class 4 Primary Fund shall be in the form of cash; eighty percent (80%) of the value of distributions from the Class 4 Primary Fund shall be in the

subject to offset by potential preference claim)		form of equity interests in DMAA. Both the cash distribution funded by Ms. Stockwell and the value of DMAA stock transferred by Ms. Stockwell shall be added to the outstanding balance of the Exit Facility Note. DMAA stock will be transferred to the allowed Class 4 claimant via a Share Transfer Agreement in a form sufficient to transfer ownership of DMAA shares of stock to the recipient. Residual Fund funding contingency: If the Class 4 Claim is allowed in an amount *less than* the Class 4 Primary Fund, the difference between the Class 4 Primary Fund and the total allowed Class 4 claim shall be deemed to form all or part of the Residual Fund. Residual Fund payment contingency #1: If the Class 4 Claim is allowed in an amount *greater than* the Class 4 Primary Fund, *and if the Court determines that Mr. Fikany was not an insider of the Debtor at the time his claim against the Debtor accrued*, then that portion of Mr. Fikany's claim which is not paid by the Class 4 Primary Fund shall be grouped together with the unpaid portions, if any, of Class 2 claims and shall be eligible to be paid pro rata with those unpaid Class 2 claims under the Class 2 Residual Fund payment contingency. Residual Fund payment contingency #2: If the Class 4 Claim is allowed in an amount *greater than* the Class 4 Primary Fund, *and if the Court determines that Mr. Fikany was an insider of the Debtor at the time his claim against the Debtor accrued*, then that portion of Mr. Fikany's claim which is not paid by the Class 4 Primary Fund shall be grouped together with the unpaid portions, if any, of Class 3 claims and shall be eligible to be paid pro rata with those unpaid Class 3 claims under the Class 3 Residual Fund payment contingency.
Class 5 - Equity Security Holders of the Debtor	Not impaired	The Debtor's Common Equity Interests shall be cancelled and Holders of Common Equity Interests shall receive the same proportional share of New Common Equity Interests as such Holders held prior to the Chapter 11 Case. The Reorganized Debtor shall be authorized to effect a 50-to-1 reverse split on its newly issued stock at the time of issuance.
Class 6- Warrant Holders of the Debtor	Impaired	The Warrants shall be cancelled and holders of warrants shall receive no distribution under the plan.

ARTICLE VI
ALLOWANCE AND DISALLOWANCE OF CLAIMS

6.1 Disputed Claim. A disputed claim is a claim that has not been allowed or disallowed by a final non-appealable order, and as to which either: (i) a proof of claim has been filed or deemed filed, and the Debtor or another party in interest has filed an objection; or (ii) no proof of claim has been filed, and the Debtor has scheduled such claim as disputed, contingent, or unliquidated. As of the filing of this Plan, two persons have disputed claims against the Debtor: Jesse Capussi and John Fikany.

6.2 Resolution of potential claim of John Fikany. Debtor anticipates that John Fikany will file a proof of claim herein. For purposes of voting on this Plan or any amended plan, Debtor will file a motion to estimate Mr. Fikany's claim at $1,700,000. Resolution of Mr. Fikany's claim is not necessary for the Debtor to make distributions under this Plan from the Class 2 Primary Fund or the Class 3 Primary Fund. However, resolution of Mr. Fikany's claim is necessary for the Debtor to make any distributions from the Residual Fund. Debtor will seek final adjudication by the Bankruptcy Court of the allowed amount of Mr. Fikany's claim. Irrespective of the amount in which Mr. Fikany's claim is ultimately allowed, treatment of Mr. Fikany's claim will be governed by this Plan, and upon confirmation, Mr. Fikany shall have no further claim against the Reorganized Debtor beyond what he is entitled to under this Plan, consistent with section 10.1, below.

6.3 Settlement of Disputed Claims. Beginning on the Effective Date, the Reorganized Debtor shall have the sole power and authority (1) to object to Claims, (2) to litigate any Claim or Interest to the point of obtaining a final order adjudicating such, (3) to settle and compromise any Claim without court approval and without the continued need to comply with Rule 9019 of the Federal Rules of Bankruptcy Procedure, and (4) to withdraw any objection to any Claim, other than a Claim deemed allowed pursuant to the Plan or allowed pursuant to a Final Order.

ARTICLE VII
PROVISIONS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.1 Assumed Executory Contracts and Unexpired Leases.

The Debtor assumes the following executory contracts and/or unexpired leases effective upon the date of the entry of the order confirming this Plan.

Name of Other Parties to Lease or Contract	Description of Contract or Lease
Restructuring Support Agreement and Lynn Stockwell agreements funding Plan.	See Ex D to Disclosure Statement

7.2 Rejection of Residual Executory Contracts and Unexpired Leases.

The Reorganized Debtor will be conclusively deemed to have rejected all executory contracts and/or unexpired leases not expressly assumed under section 7.1 above, or before the date of the order confirming this Plan. This would include the stock warrants. A proof of a claim arising from the rejection of an executory contract or unexpired lease under this section must be filed no later than 14 days after the date of the order confirming this Plan.

ARTICLE VIII
MEANS FOR IMPLEMENTATION OF THE PLAN

The Plan will be funded by Ms. Stockwell under the Exit Facility.

ARTICLE IX
GENERAL PROVISIONS

9.1 Definitions and Rules of Construction. The definitions and rules of construction set forth in §§ 101 and 102 of the Code shall apply when terms defined or construed in the Code are used in this Plan, and they are supplemented by the following definitions: [Insert additional definitions if necessary].

9.2 Effective Date of Plan. The effective date of this Plan is the first business day following the date that is fourteen days after the entry of the order of confirmation. If, however, a stay of the confirmation order is in effect on that date, the effective date will be the first business day after the date on which the stay of the confirmation order expires or is otherwise terminated.

9.3 Severability. If any provision in this Plan is determined to be unenforceable, the determination will in no way limit or affect the enforceability and operative effect of any other provision of this Plan.

9.4 Binding Effect. The rights and obligations of any entity named or referred to in this Plan will be binding upon, and will inure to the benefit of the successors or assigns of such entity.

9.5 Captions. The headings contained in this Plan are for convenience of reference only and do not affect the meaning or interpretation of this Plan.

9.6 Controlling Effect. Unless a rule of law or procedure is supplied by federal law (including the Code or the Federal Rules of Bankruptcy Procedure), the laws of the State of Delaware govern this Plan and any agreements, documents, and instruments executed in connection with this Plan, except as otherwise provided in this Plan.

9.7 Corporate Governance. Debtor is a Delaware corporation. Per § 1123(a)(6) of the Code, the Reorganized Debtor shall be prohibited from issuing nonvoting equity securities and the Reorganized Debtor's charter or articles of incorporation shall be amended to include such provision. The Reorganized Debtor may issue preferred stock under the terms of the Exit Facility, but preferred stockholders shall maintain voting rights. Preferred stockholders shall be entitled to elect one (1) member of the board of directors of the Reorganized Debtor to represent them in the event of a default in the payment of dividends under their preferred stock agreement. Additionally, preferred stockholders may be allowed to vote in the general election of all other directors, with their shares of preferred stock counted equally to the shares of common stockholders of the Reorganized Debtor. If the Reorganized Debtor does not issue preferred stock, then it shall have only one class of issued shares, which shall be voting and unrestricted.

ARTICLE X
EFFECT OF CONFIRMATION

10.1 Discharge. On the confirmation date of this Plan, the debtor will be discharged from any debt that arose before confirmation of this Plan, subject to the occurrence of the Effective Date, to the extent specified in § 1141(d)(1)(A) of the Code, except that the Debtor will not be discharged of any debt: (i) imposed by this Plan; (ii) of a kind specified in § 1141(d)(6)(A) if a timely complaint was filed in accordance with Rule 4007(c) of the Federal Rules of Bankruptcy Procedure; or (iii) of a kind specified in § 1141(d)(6)(B). None of the Plan Options discussed herein shall be construed to effect a discharge of any person or party other than the Debtor.

10.2. Default. Unless otherwise provided by the Court, all obligations to make payments provided for under this Plan, and all instruments in evidence thereof, shall have a grace period of fifteen (15) days after written notice of failure to pay before such failure to pay shall constitute a default thereof. Unless otherwise expressly provided in the Plan, if there is a default in any payment required under this Plan to be made by the Reorganized Debtor, the holder of such claim may initiate a collection or enforcement action in any court of competent jurisdiction.

Except for those creditors or claimants to whom the Reorganized Debtor is affirmatively required to make payments under this Plan, entry of the Confirmation Order will permanently enjoin all persons who have held, hold, or may hold Claims or Interests on and after the Effective Date (a) from commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest against the Debtor or Reorganized Debtor; (b) from the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtor or Reorganized Debtor or the property of the Debtor, the Estate, or the Reorganized Debtor with respect to any such Claim; (c) from creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or the Reorganized Debtor or against the property of the Debtor, the Estate, or the Reorganized Debtor with respect of any such Claim; (d) from asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due from the Debtor or the Reorganized Debtor, or against the property of the Debtor, the Estate, or the Reorganized Debtor with respect to any such Claim.

This Confirmation Injunction shall survive closure of this bankruptcy.

ARTICLE XI
OTHER PROVISIONS

11.1 Property Vests in Reorganized Debtor on Effective Date. Upon the Effective Date, except as otherwise specifically set forth in this Plan, all property of the Estate of the Debtor and each and every claim or cause of action that was asserted or could have been asserted by the Debtor against any party, in the Bankruptcy Case or otherwise, including causes of action for recovery of preferences, fraudulent conveyances, and any other action maintainable under §§ 542 through 553 of the Bankruptcy Code, shall vest in the Reorganized Debtor, free and clear of all Claims and Interests except as specifically provided for in the Plan or the Confirmation Order. Upon the

Effective Date the Reorganized Debtor shall be substituted as a party to all pending matters, adversary proceedings, claims, administrative proceedings, and lawsuits involving the Debtor, whether before the Bankruptcy Court or otherwise.

11.2 Property Free and Clear of Liens. All Property of the Estate and Debtor, whether real property, personal property, exempt property, intangible property, or any other property interest of any nature whatsoever, shall be free and clear of all Claims and interests of creditors, Interest holders, and other parties in interest, except as specifically provided for in the Plan or the Confirmation Order.

11.3 Full and Final Satisfaction. The final payments and distributions provided in respect of each Allowed Claim in the Plan shall be in full settlement of each such Allowed Claim to such Claimant.

11.4 Post-Confirmation Professional Fees. The Reorganized Debtor shall be authorized to pay all legal and accounting services incurred post-confirmation without complying with the fee-application requirements of 11 U.S.C. §§ 328-330.

11.5 Litigation of Estate Claims. Pursuant to 11 U.S.C. § 1123(b)(3)(B), the Reorganized Debtor shall retain and enforce, litigate, and liquidate all claims, causes of action, and interests belonging to Debtor or the Estate. The Reorganized Debtor shall have the choice whether to initiate, pursue, or conclude such litigation in its sole discretion.

11.6 Reservation of Rights. All claims or causes of action, cross-claims, and counterclaims of Debtor of any kind or nature whatsoever, against third parties arising before the Confirmation Date that have not been disposed of prior to the Confirmation Date shall be preserved for the benefit of Debtor, and prosecuted by Debtor as it sees fit.

11.7 Plan not an Admission of Liability. Until the Effective Date, (i) the compromises, settlements, releases, and abandonments set forth in the Plan shall be of no force or effect; (ii) nothing contained in the Plan shall be deemed to be an admission that any Claim that could be asserted by any person is valid in any respect; and (iii) nothing in the Plan may be admitted into evidence or otherwise used in opposition to any action, suit, motion, or other proceeding brought on any such Claim. If the Effective Date does not occur, nothing contained in the Plan shall be deemed to alter, amend, release, waive, or modify any defense, claim, or offsets that Debtor may have to the Claims of any holder under this Plan.

11.8 Operating Reports. The Reorganized Debtor shall not be required to file monthly operating reports. Nothing herein shall be deemed to exempt the Reorganized Debtor from complying with other applicable reporting requirements established by the United States Trustee's Office.

11.9 Final Decree. Once the provisions of Rule 3022 of the Federal Rules of Bankruptcy Procedure are met, the Reorganized Debtor, or such other party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.

RESPECTFULLY SUBMITTED:

BRIGHT GREEN CORPORATION

____
By: Lynn Stockwell
Title: Chief Executive Officer

Dated: _______________

NEPHI D. HARDMAN ATTORNEY AT LAW, LLC
/s/ Nephi D. Hardman
Nephi D. Hardman, Esq.
9400 Holly Ave NE, Bldg 4
Albuquerque, NM 87122
Ph: (505) 944-2494
F: (505) 392-5177
nephi@turnaroundbk.com
Counsel for Debtor/Plan Proponent